BROCKER TECHNOLOGY GROUP LTD.

                          2150 Tower One, Scotia Place
                               10060 Jasper Avenue
                                Edmonton, Alberta
                                     T5J 3R8

             NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
                          BROCKER TECHNOLOGY GROUP LTD.

NOTICE IS HEREBY GIVEN that an Annual and Special Meeting of the Shareholders of BROCKER TECHNOLOGY GROUP LTD. (the "Corporation") will be held at the W Hotel, 541 Lexington Avenue, New York, New York, U.S.A., on Thursday, December 7, 2000, at the hour of 3:00 p.m. (New York time), for the following purposes:

(1) To receive the audited financial statements of the Corporation for the year ended March 31, 2000.

(2)  To elect directors for the ensuing year.

(3) To appoint auditors for the ensuing year and to authorize the directors to fix the remuneration of the auditors.

(4) To consider and, if deemed advisable, pass a resolution to approve the issuance by the Corporation, in one or more private placements during the twelve month period commencing December 7, 2000, of such number of securities that would result in the issuance or making issuable of a number of Common Shares aggregating up to 100% of the number of outstanding Common Shares of the Corporation as at October 30, 1999 as more particularly described in the accompanying Information Circular.

(5) To consider and, if deemed advisable, pass a resolution approving the Corporation's employee Share Purchase Plan, as more particularly described in the accompanying Information Circular.

(6) To consider and, if deemed advisable, pass a special resolution to continue the Corporation as a New Brunswick Corporation under the Business
     Corporations Act (New Brunswick) and to adopt new By-laws for the Corporation, as more particularly described in the accompanying Information Circular.

(7) To consider and, if deemed advisable, pass a resolution to ratify and approve the repricing of certain stock options granted to insiders of the Corporation, as more particularly described in the accompanying Information Circular.

(8)  To transact such other business as may properly come before the Meeting.

SHAREHOLDERS OF THE CORPORATION WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ACCOMPANYING INSTRUMENT OF PROXY AND TO MAIL IT TO OR DEPOSIT IT WITH THE MONTREAL TRUST COMPANY OF CANADA, WESTERN GAS TOWER, SUITE 710, 530 - 8TH AVENUE S.W., CALGARY, ALBERTA, T2P 3S8, ATTENTION:
CORPORATE SERVICES DIVISION. IN ORDER TO BE VALID AND ACTED UPON AT THE MEETING, INSTRUMENTS OF PROXY MUST BE RETURNED TO THE AFORESAID ADDRESS NOT LESS THAN 24 HOURS BEFORE THE TIME SET FOR THE HOLDING OF THE MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors of the Corporation has set November 1, 2000, as the record date for the meeting. Only shareholders of the Corporation of record as at that date are entitled to receive notice of and to vote at the meeting unless after that date a shareholder of record transfers his shares and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, requests at least ten
(10) days prior to the meeting that the transferee's name be included in the List of Shareholders entitled to vote, in which case such transferee is entitled to vote such shares at the meeting.

DATED at Edmonton, Alberta, this 30th day of October, 2000.

                                          BY ORDER OF THE BOARD


                                          Per: (Signed)  "Casey O'Byrne"
                                               -------------------------
                                               CASEY O'BYRNE
                                               Chairman

                          BROCKER TECHNOLOGY GROUP LTD.
                              INFORMATION CIRCULAR

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, DECEMBER 7, 2000


PURPOSE OF SOLICITATION

This Information Circular is furnished in connection with the solicitation of proxies by the Management of BROCKER TECHNOLOGY GROUP LTD. (the "Corporation" or "Brocker") for use at the Annual and Special Meeting of the Shareholders of the Corporation (the "Meeting") to be held at the W Hotel, 541 Lexington Avenue, New York, New York, U.S.A., on Thursday, December 7, 2000, at the hour of 3:00 p.m. (New York time), and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders.

The solicitation of proxies is made on behalf of the Management of the Corporation. The costs incurred in the preparation and mailing of the Instrument of Proxy, Notice of Annual and Special Meeting and this Information Circular will be borne by the Corporation. In addition to the use of mail, proxies may be solicited by personal interviews and telephone attendances by directors, officers and employees of the Corporation, who will not be remunerated therefor.


APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying Instrument of Proxy are the directors of the Corporation. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE INSTRUMENT OF PROXY OR BY COMPLETING ANOTHER INSTRUMENT OF PROXY. A proxy will not be valid unless the completed Instrument of Proxy is deposited at the office of the Registrar and Transfer Agent of the Corporation, The Montreal Trust Company of Canada, Western Gas Tower, Suite 710, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8, not less than 24 hours before the time fixed for the Meeting, in default of which the Instrument of Proxy shall not be treated as valid.

A shareholder who has given a proxy may revoke it by an instrument in writing deposited at the office of the Registrar and Transfer Agent of the Corporation, The Montreal Trust Company of Canada, Western Gas Tower, Suite 710, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8, at any time up to and including the last business day preceding the day of the Meeting or, if adjourned, any reconvening thereof, or with the Chairman of the Meeting on the day of the Meeting or, if adjourned, any reconvening thereof, or in any other manner provided by law. Where a proxy has been revoked, the shareholder may personally attend at the Meeting and vote his shares as if no proxy had been given.


VOTING OF PROXIES

All shares represented at the Meeting by properly executed proxies will be voted on any ballot that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the Instrument of Proxy, the shares represented by the proxy will be voted or withheld from voting in accordance with such specification. In the absence of any such specifications, the management designees, if named as proxy, will vote in favour of all the matters set out thereon.

The accompanying Instrument of Proxy confers discretionary authority upon the management designees or other persons named as proxy with respect to amendments to or variations of matters identified in the Notice of Annual and Special Meeting of Shareholders and any other matters, which may properly come before the Meeting. At the time of printing of this Information Circular, the management of the Corporation knows of no such amendment, variation or other matter.


RECORD DATE

The Board of Directors of the Corporation has set November 1, 2000, as the record date for the Meeting. Only shareholders of the Corporation of record as at that date are entitled to receive notice of and to vote at the Meeting unless after that date a shareholder of record transfers his shares and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, requests at least ten (10) days prior to the Meeting that the transferee's name be included in the List of Shareholders entitled to vote, in which case such transferee is entitled to vote such shares at the Meeting. In addition to the foregoing shareholders of record, the Corporation will be providing copies of the meeting materials to intermediaries who will be responsible for distributing such meeting materials to beneficial shareholders who have indicated their desire to receive such materials.


VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The registered holders of the Common Shares of record at the time of the Meeting are entitled to vote such shares at the Meeting on the basis of one vote for each Common Share held, the Common Shares being the only class of shares entitled to vote at the Annual and Special Meeting of Shareholders. In addition, beneficial holders of Common Shares of the Corporation who are beneficial (unregistered) holders as of the Record Date and who have been granted voting rights pursuant to National Policy 41 of the Canadian Securities Administrators and complied with the said Policy will be entitled to vote at the Meeting, subject to the provisions of the said Policy.

Of the Corporation's authorized unlimited number of Common Shares as at October 30, 2000, 19,357,045 Common Shares are issued and outstanding as fully paid and non-assessable. The Corporation anticipates issuing 1,743,700 Common Shares pursuant to its acquisition of Generic Technology Limited, and a maximum of approximately 250,000 Common Shares pursuant to its acquisition of Certus Project Consulting Limited.

To the knowledge of the directors and senior officers of the Corporation, the shareholders beneficially owning, directly or indirectly, equity shares carrying more than 10% of the voting rights of the outstanding equity shares of the Corporation are as follows:

NAME AND MUNICIPALITY        TYPE OF             NUMBER             PERCENTAGE
OF RESIDENCE                 OWNERSHIP           OF SHARES          OF 100%
------------                 ---------           ---------          -------

Michael B. Ridgway           of record           3,035,848             15.7%
Auckland, New Zealand        and beneficial

As of the 30th day of October, 2000, the directors and senior officers as a group owned beneficially, directly and indirectly, but without consideration of outstanding stock options, 3,427,848 Common Shares of the Corporation representing approximately 17.7% of the presently issued and outstanding Common Shares of the Corporation.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

During the last fiscal year, the Corporation provided a loan, bearing interest at 7.5% per annum, to the

Corporation's President, Michael B. Ridgway of Auckland, New Zealand. The largest amount outstanding during the last fiscal year was $167,451 (NZ) and the balance as at October 30, 2000 was $173,748. Casey O'Byrne, Chairman and a director of the Corporation, has an interest bearing loan with the Corporation, bearing interest at 5% per annum. The largest amount outstanding on this loan during the last fiscal year wa s $99,009, and the present balance is $65,733, it is repayable by December 21, 2002. Richard Justice, the Chief Financial Officer and a director of the Corporation, has an interest free loan from the Corporation. The largest amount outstanding on this loan in the last fiscal year was $283,789, and the present balance is $283,789. The Corporation has provided a loan, bearing interest at 14% per annum, to Richard McLean, the Vice-President of Applications Development. The largest amount outstanding on this loan during the last fiscal year was $45,281, and the present balance is $48,460.


ELECTION OF DIRECTORS

It is proposed that the following persons will be nominated at the meeting. IT IS THE INTENTION OF THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY, TO VOTE FOR THE ELECTION OF SAID PERSONS TO THE BOARD OF DIRECTORS UNLESS OTHERWISE DIRECTED. Each director elected will hold office until the next Annual and Special Meeting, or until his successor is duly elected or appointed, unless his office be earlier vacated in accordance with the Business Corporations Act (Alberta). The following information relating to the nominees as directors is based partly on the Corporation's records and partly on information received by the Corporation from the said nominees and sets forth the name and address of each of the persons proposed to be nominated for election as a director, his principal occupation at present and for the previous five years, all other positions and offices in the Corporation held by him, the year in which he was first elected a director, and the approximate number of shares of the Corporation that he has advised the Corporation are beneficially owned by him, directly or indirectly.


----------------------------------------------------------------------------------------------
                                       SHARES BENEFICIALLY
                    POSITION           HELD AS OF
                    PRESENTLY          OCTOBER 30,
DIRECTOR            HELD               2000(1)               PRINCIPAL OCCUPATION
----------------------------------------------------------------------------------------------
Michael B. Ridgway  President, and     3,035,848 Common      President  and  Chief   Executive
Auckland, New       director (since    Shares                Officer,    Brocker    Technology
Zealand             December 20,                             Group    Ltd.     and     Brocker
                    1994)                                    Technology Group (NZ) Limited.
----------------------------------------------------------------------------------------------
Casey J. O'Byrne    Chairman and       201,790 Common        Barrister      &       Solicitor,
Edmonton, Alberta   Director           Shares                Tarrabain, O'Byrne & Company
                    (director since
                    November 23,
                    1993)
----------------------------------------------------------------------------------------------
Richard Justice     Chief Financial    369,500 Common        Chief   Financial   Officer   and
Auckland, New       Officer, Chief     Shares                Chief Operating Officer,  Brocker
Zealand             Operating                                Technology   Group  Ltd.;   prior
                    Officer and                              thereto,   financial   controller
                    Director                                 Sealcorp  Computer Products Ltd.;
                    (director since                          and        prior         thereto,
                    September 12,                            Manager/Consultant,        Abacus
                    1997)                                    Management Services Limited
----------------------------------------------------------------------------------------------
Daniel Hachey       Director (since    22,000 Common Shares  Senior     Vice-President     and
Toronto, Ontario    January 26, 1998)                        Director,   Head  of   Technology
                                                             Group,   Corporate   Finance  and
                                                             Advisory      Division,      HSBC
                                                             Securities (Canada) Inc.
----------------------------------------------------------------------------------------------

                                       6

----------------------------------------------------------------------------------------------
Julia Clarkson      Director (since    Nil                   Director  of  Revenue,  Imagitas,
Boston,             October 23, 1998)                        Inc.; and prior thereto  Director
Massachusetts                                                of Marketing  Zoots - The Cleaner
                                                             Cleaner.
----------------------------------------------------------------------------------------------
Andrew J.           Director (since    500 Common Shares     Barrister      &       Solicitor,
Chamberlain         December 15,                             Chamberlain Hutchison
Edmonton, Alberta   1999)
----------------------------------------------------------------------------------------------
Robert W. Singer    Director (since    Nil                   Vice-President    of    Corporate
Lakewood, New       August 21, 2000)                         Relations  of Community / Kimball
Jersey                                                       Medical  Centre,   and  Assistant
                                                             Majority   Leader,   New   Jersey
                                                             State Senate.
----------------------------------------------------------------------------------------------
                                                             Minister   for   Finance,    Fiji
James Ah Koy        Not presently a    Nil(2)                Islands; prior thereto,  Minister
Tamavua, Suvo,      director                                 for  Commerce,   Industry,  Trade
Fiji Islands                                                 and  Public Enterprises.
----------------------------------------------------------------------------------------------

(1)  Does not include options to acquire shares.

(2) Mr. Ah Koy is the founder and a principal of Kelton Investments Limited, which company is to be issued 724,724 Common Shares pursuant to the Corporation's acquisition of Generic Technology Limited.

The Corporation is required to have an audit committee, which is presently comprised of Casey J. O'Byrne, Daniel Hachey and Julia Clarkson. The Corporation does not have an executive committee.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid by the Corporation and its subsidiaries to the Corporation's President for the financial years ended March 31, 1998 and March 31, 1999 and March 31, 2000 and for the four most highly compensated executive officers (other than the President) for the financial year ended March 31, 1999 and March 31, 2000 (except where the aggregate salary and bonus did not exceed $100,000). No other executive officers had aggregate salary and bonuses in excess of $100,000 during the financial year ended March 31, 1998. Aspects of this compensation are dealt with in the following table:

                                                                            Long-Term
                           Annual Compensation                              Compensation
                           -----------------------------------------------  --------------
Name and                   Salary ($)                Bonus    Other Annual  Number of       All Other
Principal                                            ($)      Compensation  Securities      Compensation
Position                                                      ($)(1)        Under Option
------------------------   --------   -----------  --------   ------------  -------------   ------------
Michael B                     1998       $143,625       Nil       $  6,878         30,000           Nil
Ridgway,
President                     1999       $126,976       Nil       $ 33,072         30,000           Nil
                              2000       $ 41,411       Nil       $  7,309        230,000       $41,834
-------------------------------------------------------------------------------------------------------
Richard Justice,  Chief       1999       $100,254       Nil       $ 18,869            Nil           Nil
Financial  Officer  and
Chief Operating Officer       2000       $100,617       Nil       $ 18,156        118,000           Nil
-------------------------------------------------------------------------------------------------------
Chris  Spring,  General       1999       $114,342       Nil            Nil         50,000           Nil
Manager,                                                                                        Brocker
Australia                     2000       $132,206       Nil       $ 19,816         81,000           Nil
-------------------------------------------------------------------------------------------------------
David Cooke,  Director,       1999       $108,496       Nil            Nil            Nil           Nil
Pritech Corporation
                              2000       $105,413       Nil       $ 32,522            Nil           Nil
-------------------------------------------------------------------------------------------------------
Richard Preston,              2000       $ 88,524       Nil       $ 14,154         15,000           Nil
National Sales and
Marketing Manager,
Sealcorp Australia
-------------------------------------------------------------------------------------------------------

Notes:

(1) Includes taxable value of options exercised and taxable value of company vehicle use. Except as stated perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of the total annual salary and bonus.

(2) The aggregate cash compensation paid to the President and the Corporation's other four most highly compensated executive officers (its "named executive officers") by the Corporation and its subsidiaries for the year ended March 31, 2000 was $468,171.

Option Grants for the Fiscal Year Ended March 31, 2000

The directors and senior officers of the Corporation were granted stock options for the purchase of Common Shares pursuant to the terms of the stock option plan of the Corporation during the fiscal year ended March 31, 2000. The Corporation has not granted any share appreciation rights. The following table sets forth certain information relating to the stock options granted to the directors during the financial year ended March 31, 2000:

Option Grants During the Most Recently Completed Financial Year
-----------------------------------------------------------------------------------------------
                              % of Total                    Market Value
                              Options Granted/              of Shares
                              Repriced to                   Underlying
                 Securities   Employees in the              Options at
                 Under        Financial Year    Exercise    Date of Grant/
                 Options      Ended March       Price       Repricing
Name             (shares)     31, 2000(1)       ($/share)   ($/Share)        Expiration Date
---------------- ------------ ----------------- ----------- ---------------- ------------------
Richard Justice  118,000      16.9%             $1.41       $1.41            July 2, 2004
-----------------------------------------------------------------------------------------------
Chris Spring      31,000       4.5%             $1.41       $1.41            July 2, 2004
-----------------------------------------------------------------------------------------------
Michael Ridgway  200,000      28.7%             $7.40(2)    $3.25            February 29, 2005
-----------------------------------------------------------------------------------------------
Casey O'Byrne    100,000      14.4%             $7.40(2)    $3.25            February 29, 2005
-----------------------------------------------------------------------------------------------
Andrew            50,000       7.2%             $7.40(2)    $3.25            February 29, 2005
Chamberlain
-----------------------------------------------------------------------------------------------



Notes:

(1) During the fiscal year ended March 31, 2000, the Corporation granted options to acquire shares for an aggregate of 696,000 Common Shares.

(2) These options were originally granted with an exercise price of $11.25 per share. On the date of grant (February 29, 2000) the market value of the shares was $11.25. They were re-priced to their current exercise price on Oct. 10, 2000.

Value of Aggregated Options Exercised During the Fiscal Year Ended March 31, 2000 and Financial Year End Option Values

The following table sets forth certain information relating to options exercised by named executive officers and directors of the Corporation during the financial year ended March 31, 2000 and the number and accrued value of unexercised stock options as at March 31, 2000:

Aggregated Option Exercises During the Year Ended March 31, 2000 and Option Values at March 31, 2000.

                                                                    Value of
                                                                    Unexercised
                                                     Unexercised    In-The-Money
                    Shares          Aggregate        Options at     Options at
                    Acquired        on  Value        March 31,      March 31,
Name                Exercise (#)    Realized ($)     2000(1) (#)    2000(2) ($)
------------------- --------------- --------------- --------------- ------------

Michael B. Ridgway          Nil           Nil        230,000         $  395,500
--------------------------------------------------------------------------------
Richard Justice             Nil           Nil        118,000         $1,220,120
--------------------------------------------------------------------------------
Casey J. O'Byrne          5,000     $  37,100        302,000         $2,177,730
--------------------------------------------------------------------------------
Daniel Hachey            50,000     $ 350,500            Nil                Nil
--------------------------------------------------------------------------------
Julia Clarkson              Nil           Nil         50,000         $  512,500
--------------------------------------------------------------------------------
Chris Spring                Nil           Nil         81,000         $  813,040
--------------------------------------------------------------------------------
Richard Preston             Nil           Nil         15,000         $  158,500
--------------------------------------------------------------------------------
Andrew Chamberlain          Nil           Nil         50,000         $   25,000
--------------------------------------------------------------------------------
Paul Stein               50,000     $  15,000            Nil                Nil
--------------------------------------------------------------------------------

Notes:

(1)  All  options  shown  are   exercisable.

(2) The value of unexercised in-the-money stock options has been determined by subtracting the exercise price of the option as at March 31,2000 from the closing Common Share price of $11.75 on March 31, 2000 as quoted by The Toronto Stock Exchange, and multiplying that number by the number of Common Shares that may be acquired upon the exercise of the option.

The Corporation does not have a long term incentive plan established for the benefit of its named executive officers or directors.

Compensation of Directors

No cash remuneration was paid to the non-executive directors of the Corporation, in their capacities as directors, during the financial year ended March 31, 2000, other than reimbursement of expenses incurred in connection with their duties as directors. The Chairman, Casey O'Byrne, is paid fees of $21,400 per annum, applied to Mr. O'Byrne's loan from the Corporation. Compensation is payable to Daniel Hachey and Julia Clarkson on the basis of $1,000 per meeting for Board meetings and $500 per meeting for committee meetings. The Corporation has agreed to pay Robert W. Singer fees of $70,417 per year. Directors were granted options to acquire shares, the details of which are set out in the tables above.

Compensation of Executive Officers

The aggregate cash compensation paid by the Corporation for services rendered by its named executive officers during the last completed financial year was $468,171. The aggregate value of all other compensation paid to these five executive officers of the Corporation during its fiscal year ended March 31, 2000 did not exceed 10% of the aggregate cash compensation of the executive officers as a group.

Stock Option Plan

The Corporation has established a Stock Option Plan (the "Plan") pursuant to which the Board of Directors of the Corporation may grant options to purchase Common Shares to the officers, directors and employees of the Corporation or affiliated corporations and to consultants retained by the Corporation.

The aggregate number of Common Shares reserved for issuance under the Plan is set at a maximum of 2,800,000 Common Shares (being approximately 14.5% of the presently issued and outstanding shares of the Corporation). There are presently options outstanding for an aggregate of 1,998,000 Common Shares. An aggregate of 127,000 Common shares were issued pursuant to duly exercised stock options during the fiscal year ended March 31, 2000. The aggregate number of Common Shares issuable to any one person shall not exceed 5% of the total number of issued and outstanding Common Shares and the aggregate number of Common Shares issuable to insiders as a group shall not exceed 10% of the total number of issued and outstanding Common Shares. The period during which an option granted under the Plan is exercisable may not exceed ten years from the date such option is granted. The price at which Common Shares may be acquired upon the exercise of an option may not be less than the closing price of the Common Shares, on the last business day prior to the date the option was granted, traded on The Toronto Stock Exchange.

Options granted under the Plan are non-assignable and are subject to early termination in the event of the death of a participant or in the event a participant ceases to be an officer, director, employee, or consultant of the Corporation, or a subsidiary, as the case may be.

Subject to the foregoing restrictions, and certain other restrictions set forth in the Plan, the Board of Directors of the Corporation is authorized to provide for the granting of options and the exercise and method of exercise of options granted under the Plan.

Composition of the Compensation Committee

The Corporation has a Compensation Committee, which, during the most recent fiscal year was, and at present is, composed of Casey O'Byrne, Daniel Hachey and Julia Clarkson. Mr. O'Byrne is also the Chairman of the Corporation. Mr. O'Byrne has been provided with an interest bearing loan by the Corporation (see "Indebtedness of Directors and Officers").

Report on Executive Compensation

The Compensation Committee reviews and makes recommendations to the Board of Directors respecting the compensation of the Chief Executive Officer, Chief Financial Officer, and other senior officers of the Corporation including salaries, bonuses and stock options. To date, executive compensation has been comprised primarily of base salary and stock options. Base salaries of executive officers are reviewed annually based upon a number of factors including competitive salaries, experience, individual performance and level of responsibility. The award of stock options is considered to be an important element of the Corporation's compensation policies as they provide a reward and incentive for enhancing shareholder value. When determining new grants of options, other elements of compensation, including existing options, are taken into account.

Most of the Corporation's senior officers have performance based compensation arrangements. These compensation arrangements include a variable portion based upon the profitability of either the corporate group as a whole or a particular entity, depending upon the position of the executive. For the fiscal year ended March 31, 2000, some of the budget objectives were not achieved and the variable portion of compensation was reduced accordingly.

The compensation for Michael Ridgway, the Chief Executive Officer, for the most recently completed fiscal year was based primarily upon maintaining existing levels of compensation in light of continued corporate growth and development, including growth and revenues and corporate development through expansion and acquisitions.

This report on executive compensation is presented by the Corporation's Compensation Committee, being comprised of Casey O'Byrne, Daniel Hachey and Julia Clarkson.

Performance Graph

The following graph compares the yearly change in the Corporation's cumulative total shareholder return on its Common Shares with the cumulative total shareholder return on the Toronto Stock Exchange 300 Index, based upon a $100 investment, assuming the re-investment of dividends where applicable, for the comparable period.


[PERFORMANCE GRAPH]

(1) Date of listing on Alberta Stock Exchange, Shareholder value used as at this date is $0.10 per share, being the initial public offering price.


STATEMENT OF CORPORATE GOVERNANCE PRINCIPLES

The Toronto Stock Exchange (the "TSE") has a policy for listed companies pertaining to corporate governance. This policy adopts the TSE Committee on Corporate Governance in Canada's Report which sets out a series of guidelines for effective corporate governance (the "Report"). The TSE requires that each listed company disclose on an annual basis its approach to corporate governance. Brocker's approach to corporate governance is set forth below.

1. The mandate of the Board of Directors is to supervise the management of the business and affairs of Brocker and the Board implicitly assumes responsibility for the stewardship of the Corporation. Although the Corporation has a written strategic plan and the Board meets and discusses the future goals of the Corporation. Based on information provided and procedures established by management, the Board from time to time has considered the principal risks of the Corporation's business and reviewed the procedures to manage these risks. The Board has considered and will continue to consider, succession issues and takes responsibility for monitoring the Chief Executive Officer ("CEO") of the Corporation who in turn is responsible for the appointing, training and monitoring of other senior management. The Board has discussed and considered how the Corporation communicates with its shareholders, and senior management of the Corporation promptly deals with received shareholder concerns and queries. The CEO and Chief Financial Officer assess the integrity of the Corporation's internal control and management information systems and report to the Board as required. The Board is of the opinion that given consideration to the size of the Corporation and the expertise of the CEO and other senior management of the Corporation, the foregoing is an appropriate role for the Board.

2. The Board is presently comprised of seven members, four of which (namely Mr. O'Byrne, Mr. Hachey, Ms. Clarkson and Robert Singer) are unrelated, in that they are independent of management of the Corporation and are free of any interest and any business or other relationship which could, or could reasonably be perceived to materially interfere with his ability to act in the best interest of the Corporation. Mr. Ridgway is related in that he is the Chief Executive Officer of the Corporation; Mr. Justice is the Chief Financial Officer; and Mr. Chamberlain is a member of a law firm that provides services to the Corporation. The Corporation does not have a significant shareholder as defined in the Report.

3. Each of the unrelated directors is also an outside director in that neither is part of the management of the Corporation.

4. The Board deals directly with the issue of the nomination of new directors. The Boards feels this is appropriate given the size of the current Board of Directors. Normally, nominations have been the result of recruitment activities of members of the Board and discussed informally with members of the Board before being formally brought to the Board as a whole.

5. Given the size of the Corporation's Board, it does not have a committee to assess the effectiveness of the Board as a whole, its committees and individual directors. Such assessment is done informally by discussion among individual Board members.

6. The Corporation does not have a formal process of orientation and education program for new recruits to the Board.

7. The Board has examined its size with respect to the issue of its effectiveness and has determined that its present size is adequate, given the size of the Corporation and the nature of its business.

8. The Board has three committees, being the Audit Committee, Compensation Committee and the Corporate Governance Committee. The members of these committees are unrelated and outside directors.

9. The Board has a Compensation Committee which is comprised of three members, all of which are unrelated and outside directors.

10.  The Board  has a  Corporate  Governance  Committee  which  is, in  general, responsible for developing the Corporation's approach to corporate governance. At present, the committee is comprised of two members, which are unrelated and outside directors.

11. The Board periodically reviews the performance of the CEO but does not have formal position descriptions for the Board and the CEO, nor does it have written corporate objectives which the CEO is responsible for meeting. However, the Board has financial and corporate objectives, and reviews the performance of the CEO in view of the attainment of these financial and corporate objectives and the enhancement of shareholder value.

12. The Board operates closely with management; however, when required, the Board functions independent of management in that it considers and generally, but does not always, accept management's proposals.

13. The Audit Committee is comprised of a majority of outside directors and is responsible for reviewing the audited financial statements of the Corporation. It is in a position, and if required it can have, direct communication with the Corporation's external auditors. The Board has established the roles and responsibilities of the Audit Committee.

14. Individual directors have the ability to engage outside advisors at the expense of the Corporation in appropriate circumstances.


APPOINTMENT OF AUDITORS

The shareholders will be asked to vote for the appointment of Deloitte Touche Tohmatsu, Chartered Accountants, Auckland, New Zealand, as auditors of the Corporation and to authorize the directors to fix the remuneration of the auditors. KPMG, Chartered Accountants, are the present auditors of the Corporation and were appointed on June 3, 1996.


ADVANCE SHAREHOLDER APPROVAL FOR THE ISSUANCE OF SHARES BY PRIVATE PLACEMENT

The Corporation from time to time investigates opportunities to raise financing on advantageous terms. It anticipates that it may undertake one or more financings over the next year and expects some of them to be structured as private placements. In addition, the Corporation may negotiate possible acquisitions of assets or businesses in exchange, in whole or in part, for the issuance of Common Shares or convertible securities of the Corporation; such transactions would also be considered to be private placements.

Under the rules of the Toronto Stock Exchange the aggregate number of shares of a listed company which are issued or made subject to issuance (i.e. issuable under a share purchase warrant or option or other convertible security) by way of one or more private placement transactions during any particular six month period must not exceed 25% of the number of shares outstanding (on a non-diluted basis) prior to giving effect to such transactions (the "TSE 25% Rule"), unless there has been shareholder approval of such transactions.

The application of the TSE 25% Rule may restrict the availability to the Corporation of funds which it may wish to raise in the future by private placements of its securities or potential acquisitions.

In particular, management of the Corporation considers it to be in the best interests of the Corporation to solicit private placement funds for working capital and possible expansions or acquisitions. The Toronto Stock Exchange has a working practice that it will accept advance approval by shareholders in anticipation of private placements that may exceed the TSE 25% Rule, provided such private placements are completed within 12 months of the date such advance shareholder approval is given.

The Corporation's issued and outstanding share capital is currently 19,357,045 Common Shares and the Corporation proposes that the maximum number of shares which either would be issued or made subject to issuance under one or more private placements in the twelve month period commencing on December 7, 2000 would not exceed 19,357,045 shares or 100% of the Corporation's issued and outstanding shares as at October 30, 2000.

Any private placement proceeded with by the Corporation under the advance approval being sought at the Meeting will be subject to the following additional restrictions:

(a)  it must be substantially with parties at arm's length to the Corporation;

(b)  it cannot materially affect control the Corporation;

(c) it must be completed within a twelve month period following the date the advance shareholder approval is given; and

(d)  it must  comply  with the private  placement  pricing  rules of The Toronto
     Stock Exchange which currently require that the issue price per Common Share must not be lower than the closing market price of the Common Shares on The Toronto Stock Exchange on the trading day prior to the date notice of the private placement is given to The Toronto Stock Exchange (the "Market Price"), less the applicable discount, as follows:

                      Market Price                Maximum Discount

                      $0.50 or less                      25%
                      $0.51 to $2.00                     20%
                      above $2.00                        15%

     (For these purposes, a private placement of unlisted convertible securities is deemed to be a private placement of the underlying listed securities at an issue price equal to the lowest possible price at which the securities are convertible by the holders thereof).

In any event, The Toronto Stock Exchange retains the discretion to decide whether or not a particular placement is "substantially" at arm's length or will materially affect control of the Corporation, in which case specific shareholder approval may be required.

In anticipation that the Corporation may wish to enter into one or more private placements in the next 12 months that will result in it issuing and/or making issuable such number of its Common Shares, taking into account any shares that may be issued upon exercise of any warrants, options or other rights granted in connection with the private placements, that will exceed the TSE 25% Rule, the Corporation requests its shareholder to pass an ordinary resolution in the following terms:

"BE IT RESOLVED THAT:

The issuance by the Corporation in one or more private placements during the twelve month period commencing December 7, 2000 of such number of securities that would result in the Corporation issuing or making issuable a number of Common Shares aggregating up to 100% of the number of issued and outstanding Common Shares as at October 30, 2000, being the date of the Information Circular describing the advance approval, as more particularly described in and subject to the restrictions described in the Corporation's Information Circular dated October 30, 2000, is hereby approved."

The directors of the Corporation believe the passing of the ordinary resolution is in the best interests of the Corporation and recommend that shareholders vote in favor of the resolution. In the event the resolution is not passed, The Toronto Stock Exchange will not approve any private placements that result in the issuance or possible issuance of a number of shares which exceed the TSE 25% Rule, without specific shareholder approval. Such restriction could impede the Corporation's timely access to required funds on favorable terms.

An ordinary resolution requires the approval of a simple majority of the votes cast by those shareholders of the Corporation who, being entitled to do so, vote in person or by proxy at a general meeting of the Corporation.


APPROVAL OF EMPLOYEE SHARE PURCHASE PLAN

Subject to receipt of shareholder approval, the Corporation proposes to establish an Employee Share Purchase

Plan (the "Share Purchase Plan") pursuant to which it will reserve an aggregate of 1,500,000 Common Shares (being approximately 7.75% of the presently issued and outstanding shares of the Corporation). The purpose of the Share Purchase Plan is to make available to eligible employees of the Corporation and its subsidiaries a means of purchasing the Corporation's Common Shares through regular payroll deductions. Participation in the Share Purchase Plan is voluntary. The major terms of the Share Purchase Plan are set out below.

Montreal Trust Company of Canada (the "Administrator"), which is the Transfer Agent and Registrar of the Corporation, has been designated by the Corporation to act as the Administrator of the Share Purchase Plan and to open and maintain accounts in the names of the participating employees and to arrange for purchases of shares. The Corporation may, in its discretion, change the Administrator or may appoint itself to act as Administrator of the Share Purchase Plan.

All full time salaried employees of the Corporation (except for those holding a position equal to or senior to that of "Group General Manager"), who are schedule to work at least 35 hours a week, are over the age of 16 years, and have completed at least 6 months of continuous service, are eligible to participate in the Share Purchase Plan. Eligible employees may elect to enroll in the Share Purchase Plan as of January 1, April 1, July 1 or October 1, in any year, by delivering to the Corporation appropriate election forms at least 30 days prior to the enrolment date. Each participant must notify the Corporation of what percentage, being a minimum of 2.5% and a maximum of 5%, of his monthly salary he wishes to contribute to the Share Purchase Plan. These contributions are then deducted from the employee's salary on a semi-monthly basis and are matched equally by the Corporation. The matching contribution by the Corporation vests immediately. All contributions are forwarded to the Plan Administrator on a monthly basis. The participant may change the designated percentage of payroll deduction on 30 days notice, and may withdraw from the Share Purchase Plan at any time.

The total amount of contributions is used on a monthly basis to purchase Common Shares of the Corporation from its treasury. The Purchase Price of such shares is that price which is equal to the weighted average of the trading prices of the Common Shares of the Corporation on the Toronto Stock Exchange for the 5 days on which the shares traded on or before the last day of the month for which contributions were remitted to the Administrator. Participants whose contributions were remitted will immediately acquire full beneficial ownership of all shares and fractional interest in shares subscribed for their accounts. All shares will be registered in the name of the Administrator until delivery to the participants, which will occur when an employee withdraws from the Share Purchase Plan or on the request of the employee (subject to payment of the Administrator's fees).

The Corporation will pay all costs of establishing and operating the Share Purchase Plan. The Plan will be monitored by a committee to be appointed by the Board of Directors of the Corporation, which is empowered to make and enforce rules with respect to interpretation resolved ambiguities, and amend or terminate the Share Purchase Plan and decide questions of eligibility.

A participant may withdraw from the Share Purchase Plan at any time, in accordance with the provisions of the Plan. The participants may not sell or transfer their shares until they are in receipt of a certificate for the shares purchased for them. The Corporation may amend or terminate the Share Purchase Plan at any time.

No shares shall be purchased by the Administrator for any participant, for such purchase could result at any time in:

1. The number of shares reserved for issuance pursuant to stock options granted to, or shares purchased under the Share Purchase Plan for, insiders of the Corporation exceeding 10% of the issued and outstanding shares of the Corporation.

2. The issuance to any one insider, and such insiders associates, within a 1 year period, of a number of
     shares   exceeding  5%  of  the  issued  and  outstanding   shares  of  the
     Corporation.

The reservation of 1,500,000 Common Shares for the Share Purchase Plan is anticipated to allow the operation of the Share Purchase Plan for approximately 5 years. However, the number of shares that may be purchased under the Share Purchase Plan in any given year can vary significantly, based upon a number of factors including levels of employee compensation, level of participation by employees, fluctuation in foreign currency exchange rates (at the present time a majority of the Corporation's employees are in New Zealand and Australia) and fluctuations in the trading price of the Corporation's shares. Except for the matching contribution by the Corporation, no additional financial assistance will be provided by the Corporation under the Share Purchase Plan.

A complete copy of the Share Purchase Plan will be tabled at the Meeting, and prior thereto will be available for inspection at the Corporation's registered office, 1310 Merrill Lynch Tower, 10205 - 101 Street, Edmonton, Alberta, T5J 2Z2, during normal business hours.

The terms of the Share Purchase Plan require approval of the shareholders by way of ordinary resolution, being an affirmative vote by the majority of shareholder who vote in person or by proxy in respect of the resolution. Management of the Corporation believes that the Share Purchase Plan is consistent with competitive compensation arrangements and is necessary to attract, retain and motivate quality employees. Accordingly, management of the Corporation recommends that shareholders vote in favor of the resolution approving the Share Purchase Plan.


APPROVAL OF REPRICING OF OPTIONS

Effective October 10, 2000, the Corporation amended the exercise price of certain options previously granted to certain directors and officers, the particulars are set out below. On February 29, 2000, the Corporation granted an aggregate of 350,000 options under its Stock Option Plan, having an exercise price of $11.25 per share, being the prevailing market price at that time. These options were granted to the following persons: Michael Ridgway, 200,000; Casey O'Byrne, 100,000; Andrew Chamberlain, 50,000. Since that date there has been a significant reduction in the trading price of the Corporation's shares (on October 10, 2000, the last closing price of the Common Shares on the Toronto Stock Exchange was $3.25). Accordingly, the Corporation has re-priced these options to have an exercise price of $7.40 per share. This price was selected as being the most recent price at which options were granted under the Stock Option Plan.

The rules of the Toronto Stock Exchange provide that a re-pricing of existing stock options granted to an insider requires approval of the shareholders of the Corporation. Such approval must be by way of a majority of votes cast in respect to the resolution, excluding votes attached to securities beneficially held by the optionees.


APPROVAL OF CONTINUANCE AND BY-LAWS

Shareholders will be asked to consider and, if deemed advisable, pass a special resolution to approve the continuance of the Corporation as a New Brunswick Corporation under the Business Corporations Act (New Brunswick) (the "New Brunswick Act"). At the present time the Corporation is an Alberta Corporation, incorporated under the provisions of the Business Corporations Act (Alberta) (the "Alberta Act"). The Alberta Act requires that a majority of the directors of an Alberta Corporation must be resident Canadians, unless less than 5% of the gross revenues of the Corporation (on a consolidated basis) are earned in Canada (which is presently the case), in which case at least one-third (1/3) of the directors of the Corporation must be resident Canadians. The New Brunswick Act does not impose residency requirements on the Board of Directors. Given the nature and location of the Corporation's operations and business activities, management of the

Corporation considers that it may be a benefit to the Corporation to have a Board of Directors on which Canadian residents represents a minority, or less than one-third (1/3), of the directors. As a result, it is proposed to continue the Corporation under the New Brunswick Act in order to provide the greatest flexibility in the appointment and election of directors.

The New Brunswick Act and the Alberta Act generally provide the same level of protection to shareholders of corporations. The New Brunswick Act contains derivative action, oppression, and dissent and appraisal rights similar to those prescribed by the Alberta Act. However, there are a number of differences between the New Brunswick Act and the Alberta Act which will result in various changes to the rights of shareholders of the Corporation following its continuance under the New Brunswick Act. The following is a summary of the significant differences between the New Brunswick Act and Alberta Act as they may be regarded as affecting the rights of shareholders of the Corporation. The following summary is not exhaustive of all differences between the New Brunswick Act and the Alberta Act. The following is a summary only and does not purport to be a comprehensive statement of the particulars of the actual statutory provisions to which reference is made.

Residency Requirements

There is no requirement under the New Brunswick Act that directors be residents or citizens of Canada. As described above, the Alberta Act imposes certain residency requirements on the directors of the Corporation.

Cumulative Voting

The Alberta Act permits, but does not require, cumulative voting rights in the election of directors. At present the Articles of the Corporation do not provide for cumulative voting. Under the New Brunswick Act shareholders have cumulative voting rights in the election of directors. Cumulative voting rights permit each shareholder entitled to vote at a meeting of shareholder to cast, in a vote for the election of directors, a number of votes equal to the number of votes attached to the shares held by the shareholder multiplied by the number of directors to be elected. The shareholder is entitled to cast such votes in favor of one director nominee or to distribute them among the nominees in any manner.

Appointment of Directors

Where it is authorized by the Articles of the Corporation, the Alberta Act permits the directors of the Corporation to appoint additional directors between annual general meetings provided that the number of additional directors does not exceed one-third (1/3) of the number of directors who held office of the close of the last annual general meeting. The Alberta Act also permits the Articles of a corporation to permit directors to be elected for a term expiring not later than the third annual meeting following their election. The Articles of the Corporation contain provisions permitting the appointment of additional directors between annual general meetings and the election of directors for extended terms, as described above. The New Brunswick Act does not allow a corporation to include such provisions in its Articles. As a result, the proposed Articles of Continuance do not include such provisions.

Place of Meeting of Shareholders

Under the Alberta Act meetings of shareholders are to be held at the place within Alberta provided for in the By-laws, or in the absence of such provision at the place within Alberta that the directors determine, unless the Articles of the Corporation provide otherwise. The Corporation's Articles permit shareholder meetings to be held at any place either within or outside Alberta. The New Brunswick Act provides that shareholder meetings are to be held within New Brunswick, unless the Articles of the corporation provide otherwise. The proposed Articles of Continuance will permit shareholder meetings to be held at any place either within or outside New Brunswick.

Auditors and Financial Statements

The Alberta Act requires the Corporation to have auditors (unless all shareholders consent otherwise), and to provide the shareholders with audited financial statements. The Alberta Act also requires the Corporation to have an audit committee. The New Brunswick Act does not require a corporation to appoint an auditor or that financial statements be subject to audit. Further, under the New Brunswick Act financial statements can be prepared in accordance with generally accepted accounting principles applicable in non-Canadian jurisdictions. In addition, the New Brunswick Act does not require the appointment of an audit committee. However, notwithstanding its continuance under the New Brunswick Act, the Corporation will continue to be subject to applicable Securities Laws and Stock Exchange rules. At the present time the Corporation is a reporting issuer under the Securities Acts of Alberta, British Columbia and Ontario, and is listed on the Toronto Stock Exchange and Nasdaq. These Securities Laws and Stock Exchange rules provide for comprehensive financial reporting and audit requirements, including preparation and delivery of audited financial statements in accordance with Canadian generally accounting principles, and the appointment of an audit committee. Accordingly, this difference between the New Brunswick Act and the Alberta Act will not have an impact upon the financial statement and audit requirements currently imposed upon the Corporation by the applicable Securities Laws and Stock Exchange rules.

Share Capital

The Alberta Act does not permit share capital to be specified as having a par value. The New Brunswick Act permits share capital to be specified as having either a par value or no par value. However, the Articles of Continuance proposed for the Corporation provide for only no par value shares.

Pre-emptive Rights

The New Brunswick Act provides shareholders with pre-emptive rights in respect to the issuance of certain securities of a corporation, unless the Articles of Incorporation provide otherwise. Under the Alberta Act the granting of pre-emptive rights is permissive rather than mandatory; at the present time the Articles of the Corporation do not provide for pre-emptive rights. The proposed Articles of Continuance specifically provide that pre-emptive rights will not be available to shareholders of the Corporation, which is consistent with the present position.

Takeover Bid Rules

The Alberta Act does not prescribe rules and requirements for takeover bids. However, the Securities Laws to which the Corporation is subject contain comprehensive takeover bid rules. In general, these rules provide that where any person or company makes an offer to acquire shares of a Corporation which would result in such person or company holding 20% or more of the outstanding shares of the Corporation must, subject to certain exceptions, make an identical offer to all shareholders of the Corporation, in accordance with the rules set out under the applicable Securities Laws. The New Brunswick Act provides takeover rules similar to those provided by the applicable Securities Laws, except that the corresponding percentage for a takeover bid under the New Brunswick Act is 50%. In addition, the New Brunswick Act does not contain a number of the exceptions that are contained in the Securities Laws. The Corporation shall remain subject to the provisions of the Securities Laws, including the 20% threshold for takeover bids.

Financial Assistance

The Alberta Act prohibits a corporation from providing financial assistance to certain persons and related corporations unless the corporation can meet prescribed solvency tests. This restriction cannot be removed by the Articles of the corporation. Under the New Brunswick Act the Articles of a corporation can permit such financial assistance notwithstanding the corporation meeting or not meeting such solvency tests. The proposed

Articles of Continuance do not provide such an exception and, accordingly, subject to future amendments, this situation will not change upon continuance.

Shareholder Proposals and Requisitions

The Alberta Act provides that holders of not less than 5% of the voting shares of the Corporation may submit a proposal with respect to the election of directors. The Alberta Act also provides that holders of not less than 5% of the voting shares of the Corporation may requisition the directors to call a meeting of shareholders. The New Brunswick Act has similar provisions, but the corresponding threshold is 10% in each instance.

Mandatory Solicitation of Proxies

The Alberta Act provides that a corporation with more than 15 shareholders is required to send a form of proxy to each shareholder concurrently with giving notice of a meeting of shareholders. In addition, the Alberta Act provides that proxies cannot be solicited, either by management of the corporation or otherwise, without the delivery of either a management proxy circular or a dissent's proxy circular in prescribed form. The New Brunswick Act does not contain any provisions relating to the mandatory solicitation of proxies. However, the Corporation will continue to be subject to the applicable Securities Laws and Stock Exchange rules, which provide comprehensive requirements regarding mandatory proxy solicitation. As a result, the continuance under the New Brunswick Act will not impact upon the Corporation's current mandatory solicitation requirements.

Investigation of Corporations

Under the Alberta Act any security holder (which includes a shareholder) may apply to the court for an order directing an investigation to be made of a corporation and any of its affiliated corporations. Under the New Brunswick Act such an application can only be made by the holders of not less than 10% of the outstanding shares of any class of the corporation.


Other than formatting changes and changes to accommodate differences between the New Brunswick Act and the Alberta Act (for example, the Articles of Continuance expressly preclude a pre-emptive right), the proposed form of Articles of Continuance are substantially the same as the Corporation's present Articles except for one proposed change. At present the Articles of the Corporation provide that the Corporation shall have a minimum of 3 and a maximum of 9 directors. The proposed Articles of Continuance increase the maximum number of directors to 20. The form of proposed Articles of Continuance will be tabled at the Meeting, and will be available for inspection at the registered office of the Corporation (1310 Merrill Lynch Tower, 10205 - 101 Street, Edmonton, Alberta, T5J 2Z2) during normal business hours up to and including the date of the Meeting.

The continuance of the Corporation under the New Brunswick Act requires the passing of a special resolution. A special resolution is one that is passed by a majority of not less than two-thirds (2/3) of the votes cast by the shareholders who voted in respect of that resolution. The form of resolution also authorizes the directors of the Corporation to not proceed with the continuance, as they may determine at their discretion, without further approval of the shareholders.

The shareholders will be asked to consider and, if deemed advisable, pass the following as a special resolution:

"IT BE RESOLVED THAT:

1. The Corporation be continued as a New Brunswick Corporation under the Business Corporations Act (New Brunswick) and the Corporation apply to the appropriate official or public body requesting that the Corporation be continued as if it had been incorporated under the Business Corporations Act (New Brunswick).

2. The Corporation adopt Articles of Continuance in the form tabled at the shareholders meeting held December 7, 2000, or in such other form as the directors, in their discretion, may determine.

3. The directors of the Corporation are authorized to abandon the application for continuance without further approval of the shareholders.

4. Any officer or director of the Corporation be and is hereby authorized to do all such things that may be required to give full force and effect to this resolution including, but not limited to, completing and filing Articles of Continuance."

Adoption of By-laws

Provided that the shareholders pass the proposed special resolution to continue the Corporation under the New Brunswick Act, it is proposed that the Corporation adopt new By-laws in a form customized to reflect and accommodate the New Brunswick Act, to replace the existing By-laws of the Corporation, which are customized to accommodate the provisions of the Alberta Act. The adoption of By-laws requires the approval and ratification of the shareholders of the Corporation by way of an ordinary resolution. The proposed form of new By-laws will be tabled at the Meeting and prior thereto will be available for inspection at the Corporation's registered office (1310 Merrill Lynch Tower, 10205 - 101 Street, Edmonton, Alberta, T5J 2Z2) during normal business hours.


DISSENT RIGHTS

Section 184 of the Alberta Act provides that a holder of shares of a corporation may dissent if the corporation resolves to be continued under the laws of another jurisdiction. A dissenting shareholder who complies with Section 184 of the Alberta Act with respect to continuance of the Corporation under the New Brunswick Act is entitled to be paid the fair value of the shares in the Corporation held by such shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution is adopted. A dissenting shareholder may only claim under Section 184 of the Alberta Act with respect to all of the shares held by him or on any one beneficial owner and registered in the name of the dissenting shareholder. In order to dissent, a shareholder must send a written objection to the special resolution to the Corporation at or before the Meeting. The execution or exercise of a proxy will not constitute a written objection or dissent.

The provisions of the Alberta Act setting out the procedures that must be followed by a dissenting shareholder are complex and, if not strictly followed, may adversely affect the right of a dissenting shareholder to receive from the Corporation the fair value of such shareholder's shares. The text of Section 184 of the Alberta Act is attached as a schedule to this Information Circular.


INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

There were no material interests, direct or indirect, of directors and officers of the Corporation, any shareholder who beneficially owns more than 10% of the Common Shares of the Corporation, or any known associate or affiliate of these persons in any transactions since the commencement of the Corporation's last fiscal year or in any proposed transaction which has materially affected or would materially affect the Corporation other than as previously disclosed in this Information Circular.

OTHER BUSINESS

Management is not aware of any other business to come before the Meeting other than as set forth in the Notice of Annual and Special Meeting of Shareholders. If any other business properly comes before the Meeting, it is the intention of the persons named in the Instrument of Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.


APPROVAL AND CERTIFICATION

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: November 16, 2000


(Signed)  "Michael Ridgway"                          (Signed)  "Richard Justice"
MICHAEL B. RIDGWAY                                   RICHARD JUSTICE
CHIEF EXECUTIVE OFFICER                              CHIEF FINANCIAL OFFICER

                                   Section 184
                       Business Corporations Act (Alberta)

184(1) Subject to sections 185 and 234, a holder of shares of any class of a corporation may dissent if the corporation resolves to

     (a) amend its articles under section 167 or 168 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

     (b) amend its articles under section 167 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

     (c) amalgamate with another corporation, otherwise than under section 178 or 180.1,

     (d) be continued under the laws of another jurisdiction under section 182, or

     (e)  sell,  lease or exchange all or  substantially  all its property under section 183.

(2) A holder of shares of any class or series of shares  entitled  to vote under section 170, other than section 170(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3) In addition to any other right he may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the last business day before the day on which the resolution from which he dissents was adopted.

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) and (2)

     (a) at or before any meeting of shareholders at which the resolution is to be voted on, or

     (b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of his right to dissent, within a reasonable time after he learns that the resolution was adopted and of his right to dissent.

(6) An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2)

     (a)  by the corporation, or

     (b) by a shareholder if he has sent an objection to the corporation under subsection (5),

     to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

(7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay him an amount considered by the directors to be the fair value of the shares.

(8) Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

     (a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

     (b) within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9) Every offer made under subsection (97) shall

     (a)  be made on the same terms, and

     (b) contain or be accompanied by a statement showing how the fair value was determined.

(10) A dissenting shareholder may make an agreement with the corporation for the purchase of his shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11) A dissenting shareholder

     (a) is not required to give security for costs in respect of an application under subsection (6), and

     (b) except in special circumstances shall not be required to pay the costs of the application or appraisal.

(12) In connection with an application under subsection (6), the Court may give directions for

     (a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

     (b) the trial of issues and interlocutory matters, including pleadings and examinations for discovery,

     (c) the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

     (d) the deposit of the share certificates with the Court or with the corporation or its transfer agent,

     (e) the appointment and payment of independent appraisers, and the procedures to be followed by them,

     (f)  the service of documents, and

     (g)  the burden of proof on the parties.

(13) On an application under subsection (6), the Court shall make an order

     (a) fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

     (b) giving judgement in that amount against the corporation and in favour of each of those dissenting shareholders, and

     (c) fixing the time within which the corporation must pay that amount to a shareholder.

(14) On

     (a) the action approved by the resolution from which the shareholder dissents becoming effective,

     (b) the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for his shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise, or

     (c)  the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgement, as the case may be.

(15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16) Until one of the events mentioned in subsection (14) occurs

     (a)  the shareholder may withdraw his dissent, or

     (b)  the corporation may rescind the resolution,

     and  in either event proceedings under this section shall be discontinued.

(17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection
(14) until the date of payment.

(18) If subsection (2) applies, the corporation shall, within 10 days after

     (a)  the pronouncement of an order under subsection (13), or

     (b) the making of an agreement between the shareholder and the corporation as to the payment to be made for his shares,

     notify each shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19) Notwithstanding that a judgement has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw his notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, failing which he retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

     (a) the corporation is or would after the payment be unable to pay its liabilities as they become due, or

     (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

                          BROCKER TECHNOLOGY GROUP LTD.
                          2150 Tower One, Scotia Place
                               10060 Jasper Avenue
                                Edmonton, Alberta
                                     T5J 3R8

                               INSTRUMENT OF PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT AND WILL BE USED AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, DECEMBER 7, 2000.

The undersigned shareholder of Brocker Technology Group Ltd. (the "Corporation"), or his attorney authorized in writing, hereby nominates, constitutes and appoints Casey O'Byrne, the Chairman of the Corporation, or failing him, Michael Ridgway, the President of the Corporation, or in the place
and stead of the  foregoing,                                            the true
and lawful attorney and proxy of the undersigned to attend, act and vote in respect of all shares held by the undersigned at the Annual and Special Meeting of Shareholders of the Corporation, to be held at the W Hotel, 541 Lexington Avenue, New York, New York, U.S.A., on Thursday, December 7, 2000, at the hour of 3:00 p.m. (New York time) and any adjournment or adjournments thereof, unless and until the undersigned is present in person at the meeting or any adjournment or adjournments thereof, and without limiting the general authorization and power herein given, to vote on behalf of the undersigned in the following manner, OR IF NO CHOICE IS SPECIFIED, IN ACCORDANCE WITH HIS DISCRETION:

1.    TO VOTE FOR                                   TO WITHHOLD VOTE
                  ----------                                         ----------

     The election of directors as set out in the Corporation's Information Circular for the ensuing year.

2.    TO VOTE FOR                                 TO WITHHOLD AGAINST
                  ----------                                         ----------

     The passing of a resolution to appoint Deloitte Touche Tohmatsu as auditors for the ensuing year and to authorize the directors to fix the remuneration of the auditors.

3.    TO VOTE FOR                                     TO VOTE AGAINST
                  ----------                                         ----------

     The passing of a resolution to approve the issuance by the Corporation, in one or more private placements during the twelve month period commencing December 7, 2000, of such number of securities that would result in the issuance or making issuable of a number of Common Shares aggregating up to 100% of the number of outstanding Common Shares of the Corporation as at October 30, 1999 as more particularly described in the Corporation's Information Circular.

4.    TO VOTE FOR                                     TO VOTE AGAINST
                  ----------                                         ----------

     The passing of a resolution  to approve the  Corporation's  Employee  Share
     Purchase  Plan,  as  more  particularly   described  in  the  Corporation's
     Information Circular.

5.    TO VOTE FOR                                     TO VOTE AGAINST
                  ----------                                         ----------

     The passing of a special resolution to continue the Corporation as a New Brunswick Corporation under the Business Corporations Act (New Brunswick) and to adopt new By-laws, as more particularly described in the Corporation's Information Circular.


6.    TO VOTE FOR                                     TO VOTE AGAINST
                  ----------                                         ----------

     The passing of a resolution to ratify and approve the repricing of certain stock options granted to insiders of the Corporation, as more particularly described in the Corporation's Information Circular.

7. To vote in accordance with his discretion upon such other business as may properly come before the Meeting or any adjournment thereof.


THE UNDERSIGNED HEREBY REVOKES ANY PROXIES BEFORE GIVEN.

DATED this       day of                  , 2000.
          -------      ------------------
                                         -------------------------------------
                                         Signature of Shareholder or his
                                         attorney authorized in writing

                                         PLEASE PRINT:
                                         NAME:
                                         -------------------------------------

                                         NUMBER OF SHARES HELD:
                                                               ---------------

NOTE: If the shareholder is a company or a corporation, the Instrument of Proxy should be under its corporate seal and executed by an officer or attorney thereof duly authorized.

                          BROCKER TECHNOLOGY GROUP LTD.
                               (the "Corporation")


                          Interim Financial Statements


                               RETURN CARD - 2000


Under National Policy 41 the Corporation is exempted from delivering Interim Financial Statements to its registered shareholders if it maintains a Supplemental Mailing List. Interim Financial Statements will be distributed to shareholders requesting such material, whose names will appear on the Supplemental Mailing List.

Accordingly,  if  you  wish  to  receive  the  Corporation's  Interim  Financial
Statements you must complete and sign this card and return it to the Corporation.

This election must be renewed each year to entitle the shareholder to continue receiving the Interim Financial Statements of the Corporation.


TO:         BROCKER TECHNOLOGY GROUP LTD.
            2150 Tower One, Scotia Place
            10060 Jasper Avenue
            Edmonton, Alberta
            T5J 3R8


            ATTENTION:  SHAREHOLDER COMMUNICATIONS

I hereby request that I be provided with the Interim Financial Statements of the Corporation. I confirm that I am the owner of shares of the Corporation.


------------------------------         -----------------------------------------
DATE                                   SIGNATURE


                                       -----------------------------------------
                                       NAME


                                       -----------------------------------------
                                       ADDRESS


                                       -----------------------------------------

Alberta Securities Commission
21st Floor, 10025 Jasper Avenue
Edmonton, Alberta
T5J 3Z5

- and -

British Columbia Securities Commission
1100 - 865 Hornby Street
Vancouver, British Columbia
V6Z 2H4

- and -

Ontario Securities Commission
Suite 700, Box 55
20 Queen Street West
Toronto, Ontario
M5H 3S8

ATTENTION:  FILINGS


Dear Sirs:


RE:  BROCKER TECHNOLOGY GROUP LTD.


I wish to advise that, based upon our knowledge at this time, we are in agreement with the information contained in the attached Notice by Brocker Technology Group Ltd. dated October 18, 2000.

Yours truly,
"DELOITTE TOUCHE TOHMATSU"

Contents

The Business Opportunity                                        3

Business to Business                                            4
Communication Solutions

Brocker Professional Services                                   5

Brocker Online Services                                         6
Brocker Vendor

Services Board of Directors                                     7

Financial Highlights                                            8

Letter to Shareholders                                       9-10

Management Report                                           11-16

Auditor's Report                                               17

Financial Statements                                        18-46

Corporate Information                                          47